UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN CENTURY TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	98-0466250
State or jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

1027 Pandora Avenue, Victoria, BC Canada	V8V 3P6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-139620 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, filed with the commission under File No. 333-139620, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed with and/or are incorporated by reference into this registration statement:

Exhibit
Number	Description

3.1(1)	Certificate of Incorporation

3.2(1)	Bylaws

5.1(1)	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1(1)	Consulting Agreement dated August 1, 2005 between Golden Century Technologies Corporation and Mr. Moyou Yu

10.2(1)	Consulting Agreement dated August 1, 2005 between Golden Century Technologies Corporation and Ms. Li Yang

10.3(1)	Production Agreement dated October 31, 2005 between Golden Century Technologies Corporation and Colo-Majic Liners, Inc.

10.4(1)	Amendment Consulting Agreement dated August 1, 2006 between Golden Century Technologies Corporation and Mr. Moyou Yu

10.5(1)	Amendment Consulting Agreement dated August 1, 2006 between Golden Century Technologies Corporation and Ms. Li Yang

10.6(1)	Licensing Agreement dated September 28, 2006 between Golden Century Technologies Corporation and Colo-Majic Liners, Inc.

Exhibit
Number	Description

10.7(1)	Form of Subscription Agreement between Golden Century Technologies Corporation and each of the following persons

Number of Common
Shares Purchased at
Name	$0.05 per Share
Li Yang	120,000
Zhimei Yu	75,000
Zengshi Lin	2,000
Wei Mo	2,000
Jinkang Wang	2,000
Yunzhi Lu	80,000
Xueming Yang	2,000
Jiyong Yang	2,000
He Yang	2,000
Rui Miao	2,000
Jing Lu	2,000
Jia Lu	2,000
Yunkun Lu	2,000
Yunbin Lu	2,000
Rulong Yang	2,000
Yunying Lu	2,000
Xizhong Miao	2,000
Yunrong Lu	2,000
Yue Chou	2,000
Qiuluan Yu	2,000
Guangwei Qu	2,000
Quanhai Bai	2,000
Ping Zhou	2,000
Shuqiang Yu	2,000
Jianshe Liu	2,000
Zhengbo Yuan	2,000
Yiwei Yang	2,000
Song Jia	2,000
Fengzhi Wang.	2,000
Shuyuan Xu	2,000
Kongyui Man	2,000
Total	333,000

Exhibit
Number	Description

10.8(1)	Form of Subscription Agreement between Golden Century Technologies Corporation and each of the following persons

Number of Common Shares
Name	Purchased at $0.01 per Share
Li Yang	500,000
Zhimei Yu	500,000
Yunzhi Lu	500,000
Xueming Yang	500,000
Jiyong Yang	500,000
Total	2,500,000

23.1	(1) Consent of Manning Elliott LLP, Chartered Accountants

23.2	(1) Consent of Clark Wilson LLP (included in Exhibit 5.1)

(1) Incorporated by reference from our Registration Statement on Form SB-2 filed on December 22, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLDEN CENTURY TECHNOLOGIES CORPORATION

Date: October 1, 2007

/s/ Hong Yang
Hong Yang
President, Treasurer and Director